EXHIBIT 99.1

Marlin Business Services Corp. Reports First Quarter 2013 Results and Declares a Cash Dividend of $0.10 Per Share

First Quarter:

  Net income of $3.7 million for the first quarter of 2013, an increase of 121% compared to first quarter 2012
  New lease originations of $80.9 million for the first quarter of 2013
  Risk adjusted net interest and fee margin of 11.78% for the quarter
  $419.6 million of insured deposits, up 76% year-over-year
  Average cost of deposits of 0.95%
  Strong capital position, equity to assets ratio of 27.7%
  Total risk-based capital ratio of 32.1%
  Efficiency ratio of 55% compared to 72% a year ago

MOUNT LAUREL, N.J., April 30, 2013 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported first quarter 2013 net income of $3.7 million, or $0.28 per diluted share. Net income improved 121% and diluted earnings per share improved 115% over first quarter 2012.

"Performance for the quarter was led by solid asset growth," says Daniel P. Dyer, Marlin's co-founder and Chief Executive Officer. "As we move forward in 2013, our growth focus is on expanding our market footprint and serving the credit needs of small business," says Mr. Dyer.

First quarter 2013 lease production was $80.9 million based on initial equipment cost, 12% higher than the first quarter of 2012.

Net interest and fee margin of 13.5% is stable compared to the fourth quarter of 2012.

The Company's cost of funds improved 24 basis points from the fourth quarter of 2012 and 118 basis points from the first quarter of 2012. The improvement resulted from the Company's use of lower-cost insured deposits issued by the Company's subsidiary, Marlin Business Bank, as its primary funding source.

The allowance for credit losses as a percentage of total finance receivables stands at 1.35% at March 31, 2013, compared to 1.30% as of December 31, 2012. The allowance for credit losses as of March 31, 2013 represents 207% of total 60+ day delinquencies.

Leases over 30 days delinquent were 0.99% of Marlin's lease portfolio as of March 31, 2013, 7 basis points higher than the fourth quarter of 2012 and 6 basis points higher than a year ago. Leases over 60 days delinquent were 0.57% of Marlin's lease portfolio as of March 31, 2013, up 15 basis points from 0.42% at December 31, 2012 and 16 basis points higher than a year ago.

First quarter net charge-offs were 1.25% of average total finance receivables, flat compared to the fourth quarter and 2 basis points higher than the first quarter of 2012.

In conjunction with this release, static pool loss statistics and a vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlinfinance.com.

First quarter total operating expenses were $10.4 million, up $0.6 million, or 6%, from the fourth quarter of 2012. The increase in operating expenses is primarily due to seasonal expenses recorded in the first quarter related to withholding taxes, accruals and restricted stock.

The Company's efficiency ratio improved to 54.7% at March 31, 2013 compared to 72.2% at March 31, 2012.

The Company maintains strong capital ratios with a consolidated equity to assets ratio of 27.74%. Our risk based capital ratio is 32.1%, which is well above regulatory requirements.

The Board of Directors of Marlin Business Services Corp. declared a $0.10 per share quarterly dividend. The dividend is payable May 22, 2013, to shareholders of record on May 10, 2013. Based on the closing stock price on April 29, 2013, the annualized dividend yield on the Company's common stock is 1.70%.

Conference Call and Webcast

We will host a conference call on Wednesday May 1, 2013 at 9:00 a.m. ET to discuss the Company's first quarter 2013 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlinfinance.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of innovative equipment financing solutions for small and mid-size businesses. Since its inception in 1997, Marlin has financed a wide array of commercial equipment and software for a quarter of a million business customers. Marlin's mission is to offer convenient and cost-effective financing products while providing the highest level of customer service. Marlin is publicly traded (Nasdaq:MRLN) and owns and operates a federally regulated commercial bank, Marlin Business Bank. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2013	2012
	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$ 3,668	$ 2,472
Interest-earning deposits with banks	71,869	62,498
Total cash and cash equivalents	75,537	64,970
Restricted interest-earning deposits with banks	2,161	3,520
Securities available for sale (amortized cost of $5.8 million and $4.8 million at March 31, 2013 and December 31, 2012, respectively)	5,839	4,845
Net investment in leases and loans	525,901	503,017
Property and equipment, net	1,851	1,970
Property tax receivables	4,963	397
Other assets	23,388	23,629
Total assets	$ 639,640	$ 602,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$ 419,598	$ 378,188
Long-term borrowings	5,413	15,514
Other liabilities:
Sales and property taxes payable	8,795	4,505
Accounts payable and accrued expenses	9,973	12,062
Net deferred income tax liability	18,426	17,829
Total liabilities	462,205	428,098

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,862,342 and 12,774,829 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	129	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	88,314	87,494
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive income	41	55
Retained earnings	88,953	86,575
Total stockholders' equity	177,435	174,250
Total liabilities and stockholders' equity	$ 639,640	$ 602,348

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands, except per-share data)

Interest income	$ 15,057	$ 12,052
Fee income	3,175	3,114
Interest and fee income	18,232	15,166
Interest expense	1,256	2,129
Net interest and fee income	16,976	13,037
Provision for credit losses	2,164	1,102
Net interest and fee income after provision for credit losses	14,812	11,935

Other income:
Insurance income	1,140	1,009
Loss on derivatives	--	(4)
Other income	414	304
Other income	1,554	1,309
Other expense:
Salaries and benefits	6,587	7,062
General and administrative	3,543	3,294
Financing related costs	239	201
Other expense	10,369	10,557
Income before income taxes	5,997	2,687
Income tax expense	2,346	1,038
Net income	$ 3,651	$ 1,649

Basic earnings per share	$ 0.29	$ 0.13
Diluted earnings per share	$ 0.28	$ 0.13

Cash dividends declared and paid per share	$ 0.10	$ 0.06

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013

Net Income:
Net Income	$1,649	$2,988	$3,415	$3,645	$3,651

Annualized Performance Measures:
Return on Average Assets	1.34%	2.29%	2.50%	2.48%	2.38%
Return on Average Stockholders' Equity	4.02%	7.17%	8.08%	8.44%	8.35%

EPS Data:
Net Income Allocated to Common Stock	$1,576	$2,861	$3,270	$3,497	$3,516
Number of Shares - Basic	12,106,865	12,172,628	12,186,832	12,238,081	12,301,998
Basic Earnings per Share	$0.13	$0.24	$0.27	$0.29	$0.29

Number of Shares - Diluted	12,173,522	12,240,154	12,280,123	12,331,766	12,394,959
Diluted Earnings per Share	$0.13	$0.23	$0.27	$0.28	$0.28

Cash Dividends Declared per share	$0.06	$0.06	$0.08	$0.08	$0.10

New Asset Production:
# of Sales Reps	99	106	112	114	118
# of Leases	5,658	6,172	6,227	6,500	6,293
Leased Equipment Volume	$72,362	$80,442	$81,623	$87,771	$80,944

Approval Percentage	66%	68%	67%	67%	67%

Average Monthly Sources	1,016	1,128	1,117	1,207	1,132

Implicit Yield on New Leases	12.71%	13.19%	12.97%	12.56%	12.29%

Net Interest and Fee Margin:
Interest Income Yield	12.34%	12.28%	12.20%	12.15%	11.98%
Fee Income Yield	3.19%	2.66%	2.64%	2.63%	2.52%
Interest and Fee Income Yield	15.53%	14.94%	14.84%	14.78%	14.50%
Cost of Funds	2.18%	1.72%	1.33%	1.24%	1.00%
Net Interest and Fee Margin	13.35%	13.22%	13.51%	13.54%	13.50%

Average Total Finance Receivables	$390,608	$417,794	$448,691	$474,225	$502,850
Average Net Investment in Leases	$390,150	$417,342	$448,211	$473,699	$502,330

End of Period Net Investment in Leases	$412,099	$442,781	$471,545	$502,496	$525,381

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.93%	0.70%	0.87%	0.92%	0.99%
30+ Days Past Due Delinquencies	$4,362	$3,560	$4,713	$5,296	$5,974

60+ Days Past Due Delinquencies	0.41%	0.27%	0.40%	0.42%	0.57%
60+ Days Past Due Delinquencies	$1,911	$1,385	$2,173	$2,444	$3,415

Net Charge-offs - Total Finance Receivables	$1,199	$1,090	$1,003	$1,493	$1,568
% on Average Total Finance Receivables Annualized	1.23%	1.04%	0.89%	1.26%	1.25%

Allowance for Credit Losses	$5,256	$5,197	$5,608	$6,488	$7,084
% of 60+ Delinquencies	275.04%	375.23%	258.08%	265.47%	207.44%

90+ Day Delinquencies (Non-earning total finance receivables)	$842	$686	$989	$1,395	$1,628

Expense Ratios:
Salaries and Benefits Expense	$7,062	$5,633	$5,988	$6,179	$6,587
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	7.23%	5.39%	5.34%	5.21%	5.24%

Total personnel end of quarter	246	258	258	265	272

General and Administrative Expense	$3,294	$3,489	$3,390	$3,374	$3,543
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	3.37%	3.34%	3.02%	2.85%	2.82%

Efficiency Ratio	72.17%	60.03%	56.36%	53.51%	54.67%

Balance Sheet:

Assets
Investment in Leases and Loans	$409,960	$439,933	$468,722	$500,203	$523,475
Initial Direct Costs and Fees	7,849	8,495	8,945	9,302	9,510
Reserve for Credit Losses	(5,256)	(5,197)	(5,608)	(6,488)	(7,084)
Net Investment in Leases and Loans	$412,553	$443,231	$472,059	$503,017	$525,901
Cash and Cash Equivalents	39,600	49,007	70,025	64,970	75,537
Restricted Cash	28,487	13,175	10,747	3,520	2,161
Other Assets	32,031	27,108	26,206	30,841	36,041
Total Assets	$512,671	$532,521	$579,037	$602,348	$639,640

Liabilities
Deposits	238,760	283,782	341,993	378,188	419,598
Total Debt	$73,692	$48,046	$33,083	$15,514	$5,413
Other Liabilities	34,378	32,228	32,462	34,396	37,194
Total Liabilities	$346,830	$364,056	$407,538	$428,098	$462,205

Stockholders' Equity
Common Stock	$127	$127	$127	$128	$129
Paid-in Capital, net	86,394	86,740	87,359	87,492	88,312
Other Comprehensive Income (Loss)	1	51	66	55	41
Retained Earnings	79,319	81,547	83,947	86,575	88,953
Total Stockholders' Equity	$165,841	$168,465	$171,499	$174,250	$177,435

Total Liabilities and
Stockholders' Equity	$512,671	$532,521	$579,037	$602,348	$639,640

Capital and Leverage:
Equity	$165,841	$168,465	$171,499	$174,250	$177,435
Debt to Equity	1.88	1.97	2.19	2.26	2.40
Equity to Assets	32.36%	31.64%	29.62%	28.93%	27.74%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	33.36%	32.04%	31.22%	29.35%	28.70%
Tier 1 Risk-based Capital	36.06%	34.77%	33.30%	31.76%	30.85%
Total Risk-based Capital	37.20%	35.85%	34.40%	32.95%	32.09%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT: www.marlincorp.com
         (888) 479-9111